                                                                    EXHIBIT 99.2


                  MAREX ANNOUNCES AGREEMENT TO SELL DOCKMASTER

       - SHAREHOLDER VALUE PLAN CONTINUES WITH SALE OF DOCKMASTER ASSET -

MIAMI, FL July 24, 2002 - Marex, Inc. (Nasdaq: MRXX) announced today as part of its on-going Shareholder Value Plan that it has signed a letter of intent to sell Dockmaster software and its related assets on an all cash basis, which are owned by Software Support Team, Inc., a wholly owned subsidiary of Marex. A definitive agreement is near completion, and the sale is expected to close within the next 10 business days or thereabouts.

"The Dockmaster sale represents the next step in our Shareholder Value Plan, and allows Marex to focus 100% on its advanced monitoring initiative", stated David
A. Schwedel, President and CEO. "Of greatest concern to us with regard to the sale was making sure that the purchaser was someone that would work well with the management of Dockmaster and the Peacock family. We made sure that their interests were a high priority. Art and Buddy Peacock have built a terrific company, and we believe that the new purchaser is sensitive to their corporate culture, customer needs, and future potential."

ABOUT MAREX

Marex, Inc., headquartered in Miami, Florida, is a global technology services company offering advanced monitoring services which includes telemetry and continuous emissions monitoring equipment. Marex has developed a telemetry device that offers owners of tangible assets a scalable and cost-effective means to monitor and track such assets from a remote location. Marex's joint venture company provides continuous emissions monitoring equipment and services to industrial corporations, utilities and governments. Marex has developed a complimentary software integration solution called MarConnect. This product provides additional capabilities in telemetry relating to the management and distribution of data in a variety of formats including, EDI, XML, email (SMTP), cellular/pager (SMS) and fax. MarConnect further enhances the capability of Marex in delivering telemetry data and information to customers in virtually any preferred format.

FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Those risks include, but are not limited to, Marex's ability to manage growth, the current economic downturn, pervasive and intense competition, and Marex's ability to recruit and retain qualified management and employees, as well as other Risk Factors set forth in Marex's Form 10-K on file with the SEC at http://www.sec.gov, or otherwise stated herein. All forward-looking statements should be considered in light of these risks and uncertainties.

PR Newswire -- August 16, 2002

         - Shareholder value plan continues with closing on the sale of
                               Dockmaster Asset -

         MIAMI, Aug. 16/PRNewswire-FirstCall/--Marex, Inc. (Nasdaq: MRXX) announced today as part of its on-going shareholder Value Plan that it has completed the sale of Dockmaster software and its related assets on an all cash basis, which are owned by Software Support Team, Inc., a wholly owned subsidiary of Marex. The company was sold to a private party for approximately $1.7 million comprised of cash, the assumption of notes, and operating liabilities.


         About Marex

         Marex, Inc., headquartered in Miami, Florida, is a global technology services company offering advanced monitoring services which includes telemetry and continuous emissions monitoring equipment. Marex has developed a telemetry device that offers owners of tangible assets a scalable and cost-effective means to monitor and track such assets from a remote location. Marex's joint venture company provides continuous emissions monitoring equipment and services to industrial corporations, utilities and governments. Marex has developed a complementary software integration solution called MarConnect. This product provides additional capabilities in telemetry relating to the management and distribution of data in a variety of formats including, EDI, XML, email (SMTP), cellular/pager (SMS) and fax. MarConnect further enhances the capability of Marex in delivering telemetry data and information to customers in virtually any preferred format.

         Forward-Looking Statements

         This release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Those risks include, but are not limited to, Marex's ability to manage growth, the current economic downturn, pervasive and intense competition, and Marex's ability to recruit and retain qualified management and employees, as well as other Risk Factors set forth in Marex's Form 10-K on file with the SEC at http://www.sec.gov, or otherwise stated herein. All forward-looking statements should be considered in light of these risks and uncertainties.